                                                                   Exhibit 10.55


                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT made this 2nd day of April, 2001, between Shells Seafood Restaurants, Inc., a Delaware corporation with its principal office at 16313 N. Dale Mabry Highway, Suite 100, Tampa, Florida (the "Company"), and David Head (the "Executive"), residing at 1655 Chinaberry Court, Naples, Florida 34105.

     WHEREAS, the parties desire to enter into this Agreement in order to assure the Company of the services of the Executive and to set forth the duties and compensation of the Executive, all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, representations and covenants contained herein, the parties hereto agree as follows:

     1.  Duties.  The Company shall employ the Executive, and the Executive
         ------
shall serve, as Chief Executive Officer of the Company during the Employment Term (as hereinafter defined). During the Employment Term, the Executive shall perform such duties and functions as the Company's Board of Directors or Chief Executive Officer shall from time to time determine and the Executive shall comply in the performance of his duties with the policies, and be subject to the direction, of the Board of Directors of the Company.

     Except as may be expressly otherwise consented to in writing by the Board of Directors, the Executive covenants and agrees to and shall devote his full working time, attention and efforts toward the performance of his duties and responsibilities hereunder. The Executive shall not, directly or indirectly, without the prior written consent of the Company's Board of Directors or its Chairman, as owner, partner, joint venturer, stockholder, employee, consultant, corporate officer or director, engage or become financially interested in any other duties or pursuits which interfere with the performance of his duties hereunder, or which even if non-interfering, may be inimical or contrary to the best interests of the Company; provided, however, that Executive shall be permitted to remain a member of the Board of Directors of Le Cormassier LLC until that company is sold or Executive's interest in such company has been purchased; and provided, further, that this provision does not prohibit the Executive from owning, directly or indirectly, up to two percent (2%) of the outstanding capital stock of any publicly traded company.

     In addition to the above duties and functions, the Company will use its best efforts to have the Board of Directors of the Company nominate Executive to serve as a member of the Board of Directors, but without additional compensation therefor. Executive shall also have the ability to recommend to the Board of Directors that an additional person be nominated to serve on the Board of Directors.

     2.  Term; Severance.
         ---------------

          a. The term of this Agreement and the term of employment (the "Employment Term") of the Executive shall commence on April 2, 2001 and continue for three years therefrom (the "Termination Date") unless sooner terminated in accordance with the terms hereof; provided, however, that the Termination Date (and, consequently, the Employment Term) shall be extended automatically for successive one year periods unless either party hereto gives the other such party written notice of its or his intention to terminate this Agreement, sixty
(60) days prior to the Termination Date (or, if applicable, any anniversary of the Termination Date).

          b. In the event the Company terminates the Executive's employment for any reason other than cause (as defined in Section 5 hereof), the permanent disability (as defined in

Section 6 hereof) of the Executive, or the death of the Executive, or if the Executive terminates his employment for good reason (as defined in Section 5 hereof), the parties agree that, provided Executive executes a general release of all claims against the Company and abides by all restrictive covenants of this Agreement including, without limitation, the provisions relating to non-competition, non-solicitation and confidentiality, Executive shall be entitled to receive as severance pay the then effective base salary of the Executive, for a period commencing on any such date of termination and ending on the earlier of
(i) the one-year anniversary of such date or (ii) the date upon which Executive commenced to be employed by another entity or person, in all such instances, payable in equal installments in accordance with the Company's normal salary payment policies. Further, in the event the Company terminates the Executive's employment for any reason other than cause, the permanent disability of the Executive or the death of the Executive, or the Executive terminates his employment for good reason, the parties agree that the Company shall pay for Executive's health insurance, life insurance and disability insurance as provided in Section 3(g) of the Agreement for the period of time the Executive is to receive severance pay under this Agreement. Any amounts so paid to the Executive pursuant to the provisions of this Section 2(b) shall be in lieu of any and all other payments due and owing to the Executive under the terms of this Agreement or otherwise. In the event that the Company terminates Executive's employment for "cause" (as defined in Section 5 hereof), or due to the "permanent disability" of the Executive ( as defined in Section 6 hereof) or the death of the Executive, or in the event the Executive terminates his employment with the Company for any reason, the Executive shall not be entitled to receive any further payment hereunder other than for accrued but unpaid compensation and except as may be specifically otherwise provided in this
Section 2(b) or pursuant to any stock option granted to Executive by the Company.

          3.  Compensation.
              ------------

              a.  Salary.  In each of the three years of the Employment Term,
                  ------
the Executive shall receive a base salary at the rate of $242,000 per annum, as well as such bonuses as may be authorized from time to time by the Board of Directors. The Executive's salary shall be payable in installments in accordance with the Company's normal salary payment policies, and shall be subject to such payroll deductions as are required by law or applicable employee benefit programs.

              b.  Bonus.  Executive shall be eligible for a minimum bonus of
                  -----
$24,200, payable on the first anniversary of the Executive's employment, contingent upon the Executive achieving agreed upon milestones. Executive shall be eligible for any other bonus plan or incentive compensation as approved by the Board of Directors.

              c.  Expenses.  In addition to the base salary provided for in
                  --------
Section 3(a) hereof, the Company shall reimburse the Executive, upon presentation by the Executive of suitable documented expense accounts, for any reasonable travel or other out-of-pocket business expenses, including reasonable cellular telephone expenses and the purchase of a laptop computer, incurred by the Executive in rendering the services hereunder on behalf of the Company and which are incurred pursuant to the Company's expense reimbursement policies. The Executive shall comply with restrictions and shall keep records in compliance with the Company's policy and procedures related to travel and entertainment expenses, and as may be otherwise required for tax or accounting purposes.

          d.  Stock Option Plan.  The Executive shall participate in the
              -----------------
Company's 1995 Employee Stock Option Plan, as amended, (the "Plan"). Under the Plan, Executive shall receive options (the "Options") to purchase an aggregate of 360,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), available for issuance under the Plan at an exercise price (the "Exercise Price") equal to the per share price of the Common Stock on the date of the grant (or, if later, the first date that the Executive is employed by the Company). Except as specifically provided otherwise herein, the Option will vest over a four-year period on a monthly basis; provided, however, that upon a Change in Control of the Company (as hereinafter defined) (i) during the first two years of the Employment Term, 50% of the unvested portion of the Option shall vest and (ii) during, but subsequent to the second anniversary of, the Employment Term, the entire unvested portion of the Option shall vest, upon the Change of Control. In the event that, within one year of a Change of Control, Executive is terminated without cause, Executive's job responsibilities are significantly altered or diminished, or the principal location of the Company is relocated outside the State of Florida, any remaining portion of the Option which did not vest upon the Change in Control shall immediately vest. In addition, in the event the Executive's employment is terminated by (x) the Company for any reason other than (i) the death or permanent disability of Executive (as defined herein) or
(ii) for cause (as defined herein), or (y) the Executive for good reason (as defined herein), in any such instance during the first twenty four months of the Employment Term, 50% of the Option shall vest immediately. Furthermore, in the event the Executive's employment is terminated due to the death or permanent disability of Executive, the Option will thereupon immediately be vested for an additional twelve months of vesting (or, if the Option is at that time 75% or more vested, then the entire Option will thereupon immediately vest).

     A "Change in Control of the Company" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common

Stock, would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have not less than 80% of the ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or
(ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who, at the time of the execution of this Agreement, does not own 5% or more of the Company's outstanding Common Stock, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (iv) during any period of two consecutive years commencing on the date hereof, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     Any shares of Common Stock purchased by Executive through the exercise of the Option (all such purchased shares being referred to herein as the "Option Shares") shall be subject to the rights and transfer restrictions reserved or imposed by Sections 3(d)(i) and 3(d)(ii) of this Agreement.

          (i) Repurchase of Option Shares.   The Company shall have the right to
              ---------------------------
repurchase any Option Shares owned by the Executive at the time of the termination of his employment with the Company or thereafter acquired, if applicable, in all instances in the event the Common Stock is not then publicly traded. The Company may exercise its right to repurchase Option Shares by giving written notice of same to the Executive (or his legal representative), with a copy as specified in
Section 10 hereof, within one (1) year following the date on which the Executive's employment with the Company is terminated. If the Company exercises its repurchase right, the purchase and sale of the Option Shares will occur at the Company's principal office at the time and date specified in the Company's notice, which shall be not less than ten (10) days nor more than sixty (60) days after such exercise.

     On or after the fourth anniversary date of this Agreement, provided that either (a) Executive is then still employed by the Company, or (b) Executive's employment with the Company was terminated by the Company other than for cause (as defined herein) or by Executive for any reason, and provided that between the date hereof and such date there has been no liquidity event and that at such date the holders of a majority of the remaining shares of outstanding Common Stock do not wish to attempt a liquidity event (in which event, such liquidity event shall have occurred by the fifth anniversary of the date hereof), then Executive shall have the right to compel the Company to repurchase any Option Shares owned by the Executive at that time, or thereafter acquired, if applicable, in all instances in the event the Company's Common Stock is not then publicly traded. The Executive may exercise his rights to compel the Company to repurchase Option Shares by giving written notice of same to the Company, with a copy as specified in Section 10 hereof, within thirty (30) days after such fourth anniversary date. If the Executive exercises his right to compel the Company to purchase his Option Shares, the purchase and sale of the Option Shares will occur at the Company's principal office at the time and on the date specified in the Executive's notice, which shall be not less than ten (10) days nor more than sixty (60) days after such exercise.

          (ii) Transfer Restrictions.  Except as otherwise specifically provided
               ---------------------
herein, no Option Shares may be conveyed, transferred, encumbered or otherwise disposed of at any time when the Company's Common Stock is not then publicly traded; provided, however, that upon the death of the Executive the Option Shares may be conveyed by will or by the laws of descent and distribution, subject, however, to the provisions of this Agreement. Any certificates for shares covered by this Agreement shall contain a legend which states that such shares are subject to the transfer and other restrictions imposed by this Agreement.

          (iii)  Purchase Price.  In the event that the Company or the Executive
                 --------------
exercises its or his repurchase or put rights, as applicable, the price payable by the Company for the Option Shares will be equal to the product of the fair market value of the Company in its entirely, and the percent ownership of the Company represented by the Option Shares ("Fair Market Value"). For this purpose, the "Fair Market Value" of Option Shares will be determined as of the date of exercise by the Company of its repurchase rights hereunder, so long as such repurchase is consummated within sixty (60) days of exercise. Fair Market Value shall be determined by a nationally-recognized, independent accounting firm, which may be the independent accountants regularly employed by the Company, appointed by the Board and reasonably acceptable to the Executive (or the estate or legal representative of the Executive), in accordance with generally accepted practices and standards. Notwithstanding the foregoing, (1) if the Executive's employment is terminated for "cause" (as defined in Section 5 hereof), then the price payable for the Option Shares owned by the Executive will be equal to the lesser of (A) the price the Executive paid therefor, and
(B) the aggregate Fair Market Value of the Option Shares determined in accordance with the appraisal described above (the "Appraised Fair Market Value").

          (iv) Payment of Purchase Price.  The Company may pay the purchase
               -------------------------
price for the Option Shares repurchased hereunder in a single sum or, at its option, in equal annual installments over a period of not more than three (3) years; provided, however, that in no event shall the Company be obligated to repurchase any shares to the extent funds are not legally available therefor under applicable law; and provided, further, that any portion of an installment payment which was not necessitated by such applicable laws (i.e., funds were otherwise legally available to repurchase Option Shares), shall bear interest at an annual rate equal to the prime rate charged by Citibank N.A., with any such accrued interest being paid together with such annual installment. The Company's purchase money obligation, if any, will be evidenced by a promissory note, which note may be prepaid in whole or in part at any time. If applicable, the Company may credit against the purchase price the amount, if any, of unpaid principal and interest on the promissory note given by the Executive in connection with his exercise of the Option shares.

          (v) Accelerated Vesting.  Notwithstanding anything to the contrary in
              -------------------
the Company's stock option plan, grant agreement or any other document (other than this Agreement), the Executive shall be entitled to accelerated vesting of the Option as set forth in this Agreement.

          e.  Vacations.  The Executive shall be entitled to up to four weeks of
              ---------
paid vacation in each calendar year, which vacation time shall accrue at a rate of 1.66 days per month of employment. The Executive shall also be entitled to the same standard paid holidays given by the Company to senior executives generally, all as determined from time to time by the Board of

Directors of the Company or an appropriate committee thereof. Vacation time shall not cumulate from year to year.

          f.  Automobile.  During the Employment Term, the Executive shall be
              ----------
entitled to an automobile allowance of $750 per month. Executive shall also be reimbursed for reasonable expenses incurred for gasoline and insurance.

          g.  Health and Disability Insurance.  Executive shall become eligible
              -------------------------------
to participate in the Company's health benefit program on the first day of his employment with the Company and shall be entitled to the same health and disability insurance paid for by the Company to senior executives generally, all as determined from time to time by the Board of Directors of the Company or an appropriate committee thereof; provided, however, that Executive will be provided with not less than $1,000,000 of term-life insurance paid for by the Company, the beneficiaries of which share be designated by Executive, and a disability insurance policy which provides coverage of sixty percent (60%) of Executive's base salary.

          h.  Housing Allowance.  During the Employment Term, the Executive
              -----------------
shall be entitled to a housing allowance of $1,500 per month. Such arrangement between the Executive and the Company will be reviewed every six months, but shall not be reduced during the Employment Term unless Executive determines, in his discretion, to relocate to an area near the Company's executive offices.

     4.  Place of Performance.  In connection with his employment by the
         --------------------
Company, and except for travel required for Company business, the Executive shall be based at the principal executive offices of the Company, presently located in the Tampa, Florida area or, from time to time, at the discretion of the Company, at other locations utilized by the Company which are located within 100 miles of the Company's present executive offices.

     5.  Termination by the Company or by Executive.  (a) The Company may
         ------------------------------------------
terminate Executive's employment at any time, upon notice by the Company to the Executive, for cause or for any other reason which would not constitute cause. Termination by the Company for "cause" shall mean termination because of: (a) Executive's refusal to perform, or continual neglect of, his duties or obligations hereunder (other than breaches of the covenants set forth in Sections 1, 7 and 8 hereof which events are governed by clause (e) below), in any such instance which is materially and demonstrably injurious to the Company and which neglect or failure to act is not remedied within sixty (60) days after written notice thereof to the Executive by the Company; (b) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or any of its subsidiaries or which constitutes a felony in the jurisdiction involved,
(c) Executive's performance of any act or his failure to act, for which if Executive were prosecuted and convicted, would constitute a crime or offense involving money or property of the Company or any of its subsidiaries, or which would constitute a felony in the jurisdiction involved, (d) any attempt by Executive to secure improperly any personal profit in connection with the business of the Company or any of its subsidiaries, which individually or in the aggregate is materially and demonstrably injurious to the Company and which, to the extent such material and demonstrable injury is capable of being cured, is not remedied within sixty (60) days after written notice thereof to the Executive by the Company, (e) any breach by Executive of any of the terms of
Section 1, 7 or 8 of this Agreement, in any such instance which is materially and demonstrably injurious to the Company and which breach is not remedied within sixty (60) days after written notice thereof to the Executive by the Company.

     (b) The Executive may terminate his employment with the Company at any time, upon notice by the Executive to the Company for good reason or any other reason which would not constitute good reason. Termination by the Executive for "good reason" shall mean termination because of: (a) a material diminution of the Executive's responsibilities or authority contemplated under this Agreement;
(b) the failure of the Company or any successor to assume and perform in any material respect this Agreement; (c) reduction in or failure to pay in a timely fashion (which shall include, in all cases other than intentional breach by the Company, a five day grace period after notice thereof by Executive to the Company) the Executive's annual base salary or other compensation or benefits including but not limited to bonuses; (d) any requirement that the Executive be based outside of the State of Florida during the Employment Term, unless the Executive and the Company mutually agree to the Executive's relocation; or (e) other than for a reason addressed by (a), (b) or (c), the Company terminates this Agreement or breaches any term of this Agreement in any material respect; and, in all such matters addressed by (a) - (e) above, following thirty days' advance written notice given to the Company by the Executive which advises the Company that the Executive believes that the Company has violated this Agreement and specifies in reasonable detail the nature of the alleged breach, the Company fails to cure the breach, or, if the cure cannot reasonably be effected within such thirty day period, fails to advise the Executive that it intends to effect a cure and commences such cure within such thirty day period.

     6.  Death; Disability.  If the Executive shall die or become "permanently
         -----------------
disabled" during the term of this Agreement, this Agreement and all benefits hereunder shall terminate, except that such termination shall not affect the Executive's right to accelerated vesting of the Option as set forth in Section 4 of this Agreement and any vested rights which the Executive may have at the time of his death pursuant to any insurance or other death benefit plans or arrangements of the Company, which rights shall continue to be governed by the provisions of such plans and agreements. For the purposes of this Agreement, the Executive shall be deemed to be "permanently disabled" if, during the term hereof, because of ill health, physical or mental disability, or for other causes beyond the Executive's control, the Executive shall have been unable, or unwilling, to perform the essential functions of his job hereunder for ninety (90) consecutive days or for a total period of one hundred twenty
(120) days in any twelve month period during the term of this Agreement, whether consecutive or not. Notwithstanding anything to the contrary contained herein, during any period that the Executive fails to perform the essential functions of his job hereunder as a result of his disability (but prior to the termination of this Agreement as a result of such disability), (i) the Executive shall continue to receive his full salary at the rate then in effect and all benefits provided herein, provided that payments made to the Executive pursuant to this Section 6 shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit insurance, plan or program of, or provided by, the Company and (ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by the Executive.

     7.  Protection of Confidential Information.
         --------------------------------------

         a. The Executive acknowledges that his employment by the Company will, throughout the term of this Agreement, bring him in contact with many confidential affairs of the Company not readily available to the public, and plans for future developments. In recognition of the foregoing, the Executive covenants and agrees that he will not, directly or indirectly, use or intentionally disclose or permit to be known to anyone outside of the Company any confidential matters of the Company, except with the Company's prior written consent or as required by court order, law or subpoena, or other legal compulsion to disclose, with appropriate confidentiality obligations, when reasonably necessary for the Executive to perform his job duties. In the event that Executive shall be required by legal process to disclose any confidential matter, Executive shall give the Company ten-days (or, if not reasonably possible, such lesser number of days as is reasonably possible) prior written notice prior to such disclosure.

         b. All information and documents relating to the Company shall be the exclusive property of the Company and the Executive shall use commercially reasonable best efforts to prevent any publication or disclosure thereof. Upon termination of the Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in the Executive's possession or control shall be returned and left with the Company.

          c. The Executive will execute the form of Annual Questionnaire Relating to Conflicts of Interest, Insider Trading, Questionable Payments, Political Contributions, Violations of Law and Confidentiality in the form of Exhibit A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

     8.  Covenant Not To Compete; Non-Solicitation.
         -----------------------------------------

         a. The Executive agrees that during his employment by the Company (which shall be deemed to include the period during which the Executive is receiving any severance payments, as set forth in Section 2 hereof) and for the twenty-four months immediately following the Employment Term (including any extensions thereof, as provided herein), the Executive shall not either directly or indirectly, (i) whether by establishing a new business or by joining an existing one, and whether as a principal, employee, stockholder, officer, director, broker, agent, consultant, corporate officer, licensor or in any other capacity, compete with the Company in the seafood segment of the restaurant business or become associated with a business enterprise which competes with any business operation of the Company in the seafood segment of the restaurant business, or any business operation of the Company in the seafood segment of the restaurant business planned and known by the Executive prior to the Executive's termination of employment, in the State of Florida and any other geographical areas in which the Company then has market presence; provided, however, that if the Company terminates Executive's employment without cause (as defined in Section 5 hereof) or if Executive terminates his employment for good reason (as defined in Section 5 hereof), Executive shall not be subject to the provisions of this Section 8;
(ii) divert business from the Company or solicit, accept or procure business from, divert the business of, or attempt to convert to other methods of using the same or similar services or products as are provided by the Company, any customer of the Company; (iii) interfere, in any manner, with the Company's customer and vendor/supplier relationships; or (iv) solicit for employment, employ or otherwise engage the services of, any employee or agent of the Company, or any person who was an employee or agent of the Company within the six months immediately preceding the cessation of Executive's employment with the Company; it being understood and agreed that solely the establishment of or relationship with another restaurant by Executive (to the extent permitted by subsection (i) above), without further action, shall not be deemed to violate the provisions of subsections (ii) and (iii) hereof.

          A restaurant shall be deemed to be in the seafood segment of the restaurant business if it holds itself out as primarily a purveyor of seafood by means of the use of the term

"seafood," "fish" or other term traditionally associated with a food source which comes from the ocean waters (or any variation on any of the foregoing) in its name or in its advertising.

         b. The Executive and the Company intend that this covenant not to compete shall be construed as a series of separate covenants, one for each county and each product line. If, in any judicial proceeding, a court shall refuse to enforce any one or more of the separate covenants deemed included in subsection (a) of this Section 8, then such unenforceable covenant shall be deemed severed from this Agreement for the purposes of such judicial proceeding to the extent necessary to permit the remaining separate covenants to be enforced.

         c. The Executive acknowledges that the territorial and time limitations set forth in this Section 8 are reasonable and properly required for the adequate protection of the business of the Company and its subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, the Executive agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

         d. The existence of any claim or cause of action by the Executive against the Company shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

     9.  Successors; Binding Agreement.  This Agreement and all rights of the
         -----------------------------
Executive hereunder shall inure to the benefit of, and shall be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate. This Agreement shall bind any successors, purchasers, subsidiaries, affiliates and assigns of the Company.

     10. Notice.  For the purposes of this Agreement, notices, demands and all
         ------
other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered against receipt therefor or three days after being mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:             David Head
                                          1655 Chinaberry Court
                                          Naples, Florida 34105

         With a copy to:                  Patrick J. Folan, Esq.
                                          St. John, Wallace, Brennan & Folan LLP
                                          21515 Hawthorne Boulevard
                                          Suite 1120
                                          Torrance, California 90503-6504

         If to the Company:               Shells Seafood Restaurant, Inc.
                                          16313 N. Dale Mabry Highway, Suite 100
                                          Tampa, Florida  33618

         With a copy to:                  Sheldon G. Nussbaum, Esq.
                                          Fulbright & Jaworski L.L.P.
                                          666 Fifth Avenue
                                          New York, New York  10103

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     11. Miscellaneous.  No provisions of this Agreement may be modified,
         -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officers of the Company as may be specifically designated by its Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     12. Validity.  The invalidity or unenforceability of any provision or
         --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     13. Entire Agreement.  With the exception of the terms and conditions of
         ----------------
the benefit and compensation plans applicable to the Executive, this Agreement (together with the exhibit attached hereto) sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto or any predecessor of any party hereto.

     14. Non-Assignability.  This Agreement is entered into in consideration of
         -----------------
the personal qualities of the Executive and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company to any of its successors or assigns.

     15. Equitable Relief.  The Executive recognizes that the services to be
         ----------------
rendered by him hereunder are of a special, unique, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by the Executive, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

     16. Indemnification; Litigation Expenses.
         ------------------------------------
         (a) In addition to any indemnification obligations the Company has or may have toward the Executive under applicable law, the Company shall indemnify the Executive for any and all costs, expenses, awards, claims, judgments, attorneys' fees or any other damage or injury to the Executive for the Executive's actual or alleged actions or failure to act during his employment with the Company, in all instances in a manner consistent with this Agreement and as permitted by applicable law, including the Executive's employment or serving at the request of the Company as an officer or director of a subsidiary or affiliate of the Company.

         (b) In the event of litigation in connection with or concerning the interpretation, breach of enforcement of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred by such party in connection therewith, including reasonable attorneys fees.

     17. Choice of Law.  This Agreement is to be governed by and interpreted
         -------------
under the laws of the State of Delaware without regard to its conflict of laws principles.

     18. Representations And Agreements of the Executive.  (a) The Executive
         -----------------------------------------------
represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.

         a. The Executive agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Executive's inclusion in any insurance or fringe benefit plan or program as the Company shall be required hereunder or shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's obtaining life insurance for its benefit on the life of the Executive.

     19. Survival.  The termination of the Executive's employment hereunder
         --------
shall not affect the enforceability of Sections 2, 3, 7, 8, 9, 15, 16, 17 and 18 hereof.

     20. Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     21. Headings.  The Section headings appearing in this Agreement are for the
         --------
purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first-above written.

                            Shells Seafood Restaurants, Inc.


                            By: /s/ Philip R. Chapman
                               ----------------------------------
                                 Name: Philip R. Chapman
                                 Title: Chairman of the Board of Directors


                            David Head


                                /s/ David Head
                            -------------------------------------
                                 David Head